EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended July 23, 2010

July 23, 2010	Weekly ROR1	Month-to-Date ROR1	Year-to-Date ROR1
Class A Units	-0.4%	-2.8%	-8.4%
Class B Units	-0.5%	-2.8%	-8.7%
Legacy 1 Class Units	-0.4%	-2.6%	-7.4%
Legacy 2 Class Units	-0.4%	-2.6%	-7.6%
Global 1 Class Units	-0.4%	-3.1%	-7.2%
Global 2 Class Units	-0.4%	-3.1%	-7.3%
Global 3 Class Units	-0.5%	-3.2%	-8.3%

S&P 500 Total Return Index2	3.6%	7.1%	0.0%
Barclays Capital U.S. Long Government Index2	-0.7%	-0.8%	12.0%
1	Subject to independent verification.
2	Index is unmanaged and is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Sector Commentary

Agriculturals/Softs
Sector/Market	Price Action	Cause
Corn	Decrease	Rain in the Midwest supported forecasts for a big corn harvest in 2010
Wheat	Increase	Increased demand for U.S. crops as a result of droughts in Eastern Europe and flooding in Canada
Sugar	Increase	Speculation of elevated sugar demand from Pakistan

Grant Park’s longer-term trading advisors are predominantly long the agriculturals/softs sector.  Grant Park’s shorter-term trading advisors are predominantly short the sector.

Currencies
Sector/Market	Price Action	Cause
British pound	Increase	Better-than-expected UK GDP growth data
Australian and New Zealand dollars	Increase	Increased risk appetite for higher yielding currencies followed positive results from the recent stress tests on EU banks

Grant Park’s longer-term trading advisors are predominantly short the currency sector.  Grant Park’s shorter-term trading advisors are predominantly long the sector.

Energy
Sector/Market	Price Action	Cause
Crude oil	Increase	Reports showing an estimated drop in US crude oil inventories
Natural gas	Increase	Warm temperatures in the US

Grant Park’s longer-term trading advisors are predominantly short the energy sector.  Grant Park’s shorter-term trading advisors are predominantly long the sector.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Equities
Sector/Market	Price Action	Cause
European equity markets	Increase	An improved outlook for the EU economy fostered by positive results on the recent stress tests of the European banking sector
North American equity markets	Increase	Positive earnings reports from several key U.S. financial institutions
Hang Seng Index	Increase	Strong gains in Asian natural resources sector

Grant Park’s longer-term trading advisors are predominantly long the equities sector.  Grant Park’s shorter-term trading advisors are also predominantly long the sector.

Fixed Income
Sector/Market	Price Action	Cause
U.S. Treasury markets	Decrease	Strength in the global equity markets
Bunds	Decrease	Weak results from recent Bund auctions

Grant Park’s longer-term trading advisors are predominantly long the fixed income sector.  Grant Park’s shorter-term trading advisors are also predominantly long the sector.

Metals
Sector/Market	Price Action	Cause
Base metals	Increase	Reports showed that U.S. existing home sales fell by less than expected for June
Gold	Decrease	Liquidations spurred by increased demand for riskier assets amidst a more optimistic view of the global economy

Grant Park’s longer-term trading advisors are predominantly long the metals sector.  Grant Park’s shorter-term trading advisors are also predominantly long the sector.

Indices Overview 2
Standard and Poor’s 500 Total Return Index (S&P 500 Index) – A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies, rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset) – A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.